Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited)
For the Nine Months Ended September 30,


                                                              1994
                                           ------------------------------------
                                                          Interest      Average
                                            Average        Income/       Yield/
                                           Balance (6)  Expense(1)      Rate(1)
                                           ----------- ----------- ------------
                                                       (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                   $834,187     $51,121         8.19%
  Industrial Revenue Bonds (3)                  10,071         730         9.69
  Investments:
    Taxable                                    193,649       8,156         5.63
    Tax-Favored Debt Securities                 37,838       1,481         5.23
    Tax-Favored Equity Securities               18,721         565         4.04
  Interest-Bearing Deposits in Banks             1,364          34         3.33
  Federal Funds Sold                            18,286         554         4.05
                                               -------     -------
    Total Interest-Earning Assets            1,114,116      62,641         7.52
                                                           -------
  NonInterest-Earning Assets                    97,349
  Allowance for Possible Loan Losses           (19,302)
                                               -------
    Total Assets                            $1,192,163
                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                     516,816      10,097         2.61
  Certificates of Deposit $100,000
    and Over                                    61,988       1,746         3.77
  Other Time Deposits                          306,866       8,804         3.84
                                               -------     -------
    Total Interest-Bearing Deposits            885,670      20,647         3.12

  Short-Term Borrowings                         35,532       1,380         5.19
  Long-Term Debt                                     -           -            -
                                               -------     -------
    Total Interest-Bearing Liabilities         921,202      22,027         3.20
                                                           -------
NonInterest-Bearing Liabilities:

  Demand Deposits                              158,910
  Other Liabilities                             11,433
                                               -------
    Total Liabilities                        1,091,545

  Stockholders' Equity                         100,618
                                               -------
    Total Liabilities and
      Stockholders' Equity                  $1,192,163
                                             ===========
Net Interest Income                                        $40,614
                                                           =======

Interest Rate Spread (4)                                                   4.32%

Net Yield on Earning Assets (5)                                            4.87%



(1)  On a fully taxable equivalent basis.  Calculated using a U.S. Federal
       Income Tax Rate of 35%.
(2)  Includes nonperforming loans.
(3)  Industrial revenue bonds are included in Loans in the Financial Statements.
(4) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(5) Net yield on earning assets is net interest income divided by total interest-earning assets.
(6)  Average balances are based on historical amortized cost balances.





Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited)
For the Nine Months Ended September 30,





                                                              1993
                                           ------------------------------------
                                                          Interest      Average
                                            Average        Income/       Yield/
                                           Balance (6)  Expense(1)      Rate(1)
                                           ----------- ----------- ------------
                                                       (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans (2)                                   $859,431     $52,166         8.12%
  Industrial Revenue Bonds (3)                  11,751         756         8.60
  Investments:
    Taxable                                    144,809       5,759         5.32
    Tax-Favored Debt Securities                 51,343       1,410         3.67
    Tax-Favored Equity Securities                5,734         276         6.44
  Interest-Bearing Deposits in Banks             1,602          38         3.17
  Federal Funds Sold                             6,045         123         2.72
                                               -------     -------
    Total Interest-Earning Assets            1,080,715      60,528         7.49
                                                           -------
  NonInterest-Earning Assets                    99,377
  Allowance for Possible Loan Losses           (17,315)
                                               -------
    Total Assets                            $1,162,777
                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                     494,418       9,141         2.47
  Certificates of Deposit $100,000
    and Over                                    65,416       1,796         3.67
  Other Time Deposits                          329,231      10,143         4.12
                                               -------     -------
    Total Interest-Bearing Deposits            889,065      21,080         3.17

  Short-Term Borrowings                         40,999       1,366         4.45
  Long-Term Debt                                     9           -         8.00
                                               -------     -------
    Total Interest-Bearing Liabilities         930,073      22,446         3.23
                                                           -------
NonInterest-Bearing Liabilities:

  Demand Deposits                              126,553
  Other Liabilities                             14,746
                                               -------
    Total Liabilities                        1,071,372

  Stockholders' Equity                          91,405
                                               -------
    Total Liabilities and
      Stockholders' Equity                  $1,162,777
                                             ===========
Net Interest Income                                        $38,082
                                                           =======

Interest Rate Spread (4)                                                   4.26%

Net Yield on Earning Assets (5)                                            4.71%



(1)  On a fully taxable equivalent basis.  Calculated using a U.S. Federal
       Income Tax Rate of 35%.
(2)  Includes nonperforming loans.
(3)  Industrial revenue bonds are included in Loans in the Financial Statements.
(4) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid for interest-bearing liabilities.
(5) Net yield on earning assets is net interest income divided by total interest-earning assets.
(6)  Average balances are based on historical amortized cost balances.

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